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                                                                    EXHIBIT 6(b)

                         AMENDMENT TO UNDERWRITING AND
                       ADMINISTRATIVE SERVICES AGREEMENT


        This amendment, dated February 7, 1997 amends the Underwriting and Administrative Services Agreement, dated December 16, 1994 (Agreement), by and between USAA Life Insurance Company (Company), on its own behalf and on behalf of the Separate Account of USAA Life Insurance Company, USAA Life Investment Trust (Trust), and USAA Investment Management Company (Underwriter) (collectively, the Parties).

                                   RECITALS

        WHEREAS, the Underwriter, pursuant to the Agreement, currently serves as the principal underwriter for the five initial series of the Trust, namely, the USAA Life Variable Annuity Money Market Fund, USAA Life Variable Annuity Income Fund, USAA Life Variable Annuity Growth and Income Fund, USAA Life Variable Annuity World Growth Fund, and USAA Life Variable Annuity Diversified Assets Fund (collectively, the Initial Funds); and

        WHEREAS, USAA Life, pursuant to the Agreement, currently provides certain administrative services and bears certain expenses, with respect to the Initial Funds; and

        WHEREAS, the Underwriter and USAA Life propose to provide their respective services to two new series of the Trust, namely, the USAA Life Variable Annuity Aggressive Growth Fund and USAA Life Variable Annuity International Fund (collectively, the New Funds), pursuant to the Agreement, as amended hereby to include each New Fund (Amendment); and

        WHEREAS, Section 3.13 of the Agreement contemplates that the scope of the Agreement may be extended to include additional series of the Trust, such as the New Funds; and

        WHEREAS, the Board, including a majority of disinterested Trustees, has approved this Amendment;

        NOW THEREFORE, the Parties hereto agree as follows:

1. The references to Fund as defined in and used throughout the Agreement shall include each New Fund, except as provided below.

2. The references to Fund in Sections 8.4 and 8.5 of the Agreement shall be changed to Initial Fund.

3. Section 8.4 of the Agreement is revised to add the following after the last sentence:

        The Company, out of its general account, agrees to pay directly or reimburse the Trust for the Trust's expenses set out in Section 8.2 above to the extent that such

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     expenses exceed .70% of the monthly average net assets of USAA Life
     Variable Annuity Aggressive Growth Fund, and 1.10% of the monthly average net assets of USAA Life Variable Annuity International Fund.

4. Section 8.5 of the Agreement is revised to add the following before the last sentence:

     The Company, out of its general account, agrees to reimburse the Underwriter for all reasonable expenses that the Underwriter incurs in rendering services pursuant to the Agreement, the investment advisory agreement between the Underwriter and the Trust, and any other agreement between the Underwriter and the Trust or the Company, but only to the extent these expenses, collectively, exceed, on an annual basis, 0.50% of the monthly average net assets of the USAA Life Variable Annuity Aggressive Growth Fund, and 0.65% of the monthly average net assets of the USAA Life Variable Annuity International Fund (each an expense limit).

5. Section 8.5 of the Agreement is further revised to add the following as the last sentence:

     In the event the Underwriter's expenses, on an annual basis, fall below either expense limit, the Underwriter and the Company agree to consider whether any modification to the foregoing expense reimbursement arrangements may be necessary or appropriate, in light of the best interests of the shareholders of each Fund.

6. Except as otherwise provided herein, the terms of the Agreement, shall apply or continue to apply, as the case may be, with full force and effect with respect to each Initial Fund and each New Fund.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first set forth above.


                                        USAA LIFE INSURANCE COMPANY


                                        BY: /s/ EDWIN L. ROSANE
                                           -------------------------------
                                                EDWIN L. ROSANE
                                                President


ATTEST:


/s/ R.T. HALINSKI, JR.
------------------------
    R.T. HALINSKI, JR.
    Assistant Secretary

                                        USAA LIFE INVESTMENT TRUST
ATTEST:

/s/ R.T. HALINSKI, JR.                  BY: /s/ EDWIN L. ROSANE
------------------------                   -------------------------------
R. T. HALINSKI, JR.                             EDWIN L. ROSANE
Assistant Secretary


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                                        USAA INVESTMENT MANAGEMENT
                                        COMPANY



                                        BY: /s/ JOHN W. SAUNDERS, JR.
                                           -------------------------------
                                                JOHN W. SAUNDERS, Jr.
                                                Senior Vice President

ATTEST:

/s/ ALEX M. CICCONE, JR.
-------------------------
    ALEX M. CICCONE, Jr.
    Assistant Secretary






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